SIGMA DESIGNS, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 June 12, 1998


TO THE SHAREHOLDERS:

     NOTICE  IS  HEREBY  GIVEN  that the Annual Meeting of Shareholders of Sigma
Designs, Inc., a California corporation (the "Company"), will be held on Friday, June 12, 1998 at 2:00 p.m., local time, at the principal executive offices of the Company at 46501 Landing Parkway, Fremont, California 94538, for the following purposes:

   1. To elect three (3) directors to serve for the ensuing year and until their successors are elected.

   2. To approve an amendment to the Company's 1984 Employee Stock Purchase Plan, as amended, to increase the number of shares of Common Stock of the Company issuable thereunder by 100,000 to a total of 300,000 shares.

   3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 1999.

   4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 15, 1998 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy.


                                        FOR THE BOARD OF DIRECTORS



                                        Thinh Q. Tran
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer

Fremont, California
May 15, 1998


IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                              SIGMA DESIGNS, INC.

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors of Sigma Designs, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held Friday, June 12, 1998, at 2:00 p.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal executive offices of the Company at 46501 Landing Parkway, Fremont, California 94538. The Company's telephone number is (510) 770-0100.

     These proxy solicitation materials were mailed on or about May 15, 1998 to all shareholders entitled to vote at the Annual Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

     The purposes of the Annual Meeting are (i) to elect three (3) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) to increase the number of shares of Common Stock of the Company reserved for issuance under the 1984 Employee Stock Purchase Plan by 100,000 to a total of 300,000 shares; (iii) to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 1999; and (iv) to transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date and Shares Outstanding

     Shareholders of record at the close of business on April 15, 1998 (the "Record Date") are entitled to notice of, and to vote at the Annual Meeting. At the Record Date, 11,905,974 shares of the Company's Common Stock were outstanding.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of proxy.

Voting and Solicitation

     Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than three (3) candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote.

     Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees as a director; (ii) FOR approval of the amendment to the 1984 Employee Stock Purchase Plan, as amended, to increase the number of shares available for issuance thereunder by 100,000 to 300,000; and
(iii) FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending January 31, 1999. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual

Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company further believes that neither abstentions nor broker non-votes should be counted as shares "represented and voting" with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner. Accordingly, abstentions and broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Shareholder Proposals

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1999 Annual Meeting must be received by the Company no later than January 15, 1999 in order to be included in the proxy statement and form of proxy relating to that meeting.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees

     A  board  of  three  (3)  directors is to be elected at the Annual Meeting.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three (3) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a director.

     The  Board  of Directors has amended the Bylaws to provide for 4 directors.
Julian Nguyen, a director of the Company, resigned in July 1997.

     The name of and certain information regarding each nominee is set forth below.

                                                                                             Director
         Name of Nominee          Age                  Principal Occupation                   Since
-------------------------------- -----   ------------------------------------------------   ---------
Thinh Q. Tran ..................  44     Chairman of the Board, President and Chief           1982
                                         Executive Officer of the Company

William J. Almon(1)(2) .........  65     Chairman of the Board and Chief Executive            1994
                                         Officer of StorMedia, Inc.

William Wang(1)(2) .............  34     Chairman of the Board, Chief Executive Officer       1995
                                         and President of Diva Technology

--------------------------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

     Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five (5) years. There are no family relationships among the directors or executive officers of the Company.

     Mr. Tran, a founder of the Company, has served as Chairman of the Board, President and Chief Executive Officer since February 1982. Prior to joining the Company, Mr. Tran was employed by Amdahl Corporation and Trilogy Systems Corporation, both of which were involved in the IBM-compatible mainframe computer market.

     Mr. Almon has served as a Director of the Company since April 1994. Since May 1994, he has served as President and Chief Executive Officer and a Director of StorMedia Inc., a manufacturer of thin film disks. From December 1989 until February 1993, Mr. Almon served as President of Conner Peripherals, Inc., a manufacturer of computer disk drives and storage management devices. From 1958 until 1987, Mr. Almon held various management positions with IBM Corporation, most recently as Vice President, Low End Storage Products. Mr. Almon also serves as a Director of Read-Rite Corporation and International Marketing Services, Inc.

     Mr. Wang has served as a Director of the Company since December 1995. From January 1995 to the present, Mr. Wang has served as Chairman of the Board, Chief Executive Officer and President of Diva Technology and has served since January 1996 as a Director of Diva LABS. From 1990 to April 1997, Mr. Wang served as Chairman of the Board and Chief Executive Officer of MAG Innovision Co., Inc., a supplier of computer monitors. From 1986 until 1990, Mr. Wang worked at Tatung Company of America in the Video Display Division.

Required Vote

     The three (3) nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect in the election of directors under California law.

Board Meetings and Committees

     The Board of Directors of the Company held a total of four (4) meetings during the fiscal year ended January 31, 1998 (the "Last Fiscal Year"). No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during his tenure as a director. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee of the Board of Directors, currently consisting of Mr. Almon and Mr. Wang, met once during the Last Fiscal Year. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting policies and its systems of internal accounting controls.

     The Compensation Committee of the Board of Directors, currently consisting of Mr. Almon and Mr. Wang, met once during the Last Fiscal Year. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy.

Compensation of Directors

     Members of the Board of Directors are currently compensated at the rate of $500 per Board meeting attended plus out-of-pocket expenses related to the attendance at such meetings. During the Last Fiscal Year, Mr. Almon and Mr. Wang were automatically granted options to purchase 10,000 shares of the Company's Common Stock at an exercise price of $2.56 per share pursuant to the Company's 1994 Director Option Plan as amended in 1997.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.


                                PROPOSAL NO. 2

                   AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors has approved an amendment to the 1984 Employee Stock Purchase Plan, as amended, (the "Purchase Plan") to increase the number of shares which may be issued under the Purchase Plan from 200,000 to 300,000 in order to ensure that the Company has sufficient shares authorized under its Purchase Plan to attract and retain qualified personnel. As of January 31, 1998, 175,769 shares of Sigma Designs Common Stock had been purchased under the Purchase Plan and 24,231 shares of Sigma Designs Common Stock remained available for purchase under the Purchase Plan.

Description of the Purchase Plan

General

     The Purchase Plan provides for the opportunity to purchase Sigma Designs Common Stock through accumulated payroll deductions. The Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code.

     The Purchase Plan was adopted to provide a means for employees of Sigma Designs to be given an opportunity to purchase stock in Sigma Designs, to assist in retaining the services of employees, to secure and retain services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of Sigma Designs.

Administration

     The Purchase Plan provides that it is to be administered by the Sigma Designs Board and authorizes the Board to delegate such administration to a committee of two or more directors, each of whom shall be disinterested within the meaning of Rule 16b-3 under the Exchange Act. As used herein with respect to the Purchase Plan, the "Sigma Designs Board" refers to the Compensation Committee as well as the Sigma Designs Board itself. The Sigma Designs Board has the power to construe and interpret the Purchase Plan. The Sigma Designs Board has delegated such administration to the Sigma Designs Compensation Committee.

Eligibility

     Sigma Designs employees are eligible to participate in the Purchase Plan if they are customarily employed by Sigma Designs or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year.

Offering Periods

     The Purchase Plan has two six-month offering periods each year beginning on the first trading day on or after January 1 and July 1, respectively, of each year.

Participation in Purchase Plan

     An  eligible  employee may participate in the Purchase Plan by completing a
subscription   agreement  authorizing  payroll  deductions,  in  an  amount  not exceeding  ten percent of such employee's compensation in a single pay period up to  a  maximum  of  ten percent of such employee's total compensation during the offering  period.  Participation  in  the  Purchase  Plan  is  voluntary  and is dependent  on  each  eligible  employee's election to participate and his or her respective  determination  as  to  the level of payroll deductions. Accordingly, future  purchases  under  the  Purchase  Plan  are not determinable. None of the
Named  Officers  participated  in  the  plan  during  the  last fiscal year. The following  table  sets forth as to all current executive officers as a group and all  other  employees  who  participated in the Purchase Plan: (i) the number of shares  of  Sigma  Designs Common Stock purchased under the Purchase Plan during the last fiscal year; and (ii) the dollar value of the benefit:


                     Name of Individual or                        Number of Shares     Dollar Value
                Identity of Group and Position                      Purchased (#)         ($)(1)
--------------------------------------------------------------   ------------------   -------------
All current executive officers as a group (1 person) .........          2,533              1,495
All other employees as a group ...............................         36,133             21,320

------------
(1) Market value of shares on date of purchase, minus the purchase price under the Purchase Plan.

Purchase Price

     The purchase price under the Purchase Plan shall be an amount equal to 85% of the fair market value of a share of Common Stock on the enrollment date or the exercise date, whichever is lower (subject to any limit imposed by the Code).

Adjustment Provisions

     If there is any change in the stock subject to the Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares, and price per share of stock subject outstanding options.

Effect of Certain Corporation Events

     The Purchase Plan provides that in the event of a proposed sale of all or substantially all of the assets of Sigma Designs, or a merger of Sigma Designs with or into another corporation, the offering period then in effect shall be shortened by setting a new exercise date, which shall be before the date of Sigma Designs' proposed sale or merger. The offering period in effect at the Effective Time will be terminated immediately prior to the Effective Time and shares of Sigma Designs Common Stock will be issued thereunder. Subsequently, a new offering period will commence five days after the Effective Time and will end at the time provided for in the Purchase Plan.

Duration, Amendment and Termination

     The term of the Purchase Plan shall continue in effect until 2006. The Sigma Designs Board may suspend or terminate the Purchase Plan without stockholder approval or ratification at any time or from time to time. The Board may also amend the Purchase Plan at any time or from time to time.

Transferability

     Rights   granted  under  the  Purchase  Plan  are  not  transferable  by  a participant other than by will, the laws of descent and distribution or as otherwise provided under the Purchase Plan.

Tax Information

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period.

     If the shares have been held by the participant for more than two years after the date of option grant and for more than one year after the date of purchase, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (b) the excess of the fair market value of the shares at the date of commencement of the offering period over the exercise price, will be treated as ordinary income. Any further gain or loss will be taxed as a long-term gain or loss. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period.

     Different rules may apply with respect to participants subject to Section 16 of the Exchange Act.

     Sigma Designs is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon dispositions of shares prior to the expiration of the holding periods described above.

     The foregoing is only a brief summary of the effect of federal income taxation upon the participant and Sigma Designs with respect to the shares purchased under the Purchase Plan, does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1984 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED.


                                PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending January 31, 1999 and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Deloitte & Touche LLP has audited the Company's financial statements for each fiscal year since the Company's inception. Its representatives are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote; Recommendation of the Board of Directors

     The affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting is required to approve the foregoing proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 1999.

                               OTHER INFORMATION
Executive Officers

     In addition to Mr. Tran, the following persons were executive officers during the Last Fiscal Year and executive officers of the Company as of the Record Date:

             Name              Age                              Position
----------------------------- -----   -----------------------------------------------------------
Silvio Perich ...............  49     Senior Vice President, Worldwide Sales
Jacques Martinella ..........  42     Vice President, Engineering
Prem Talreja ................  44     Vice President, Marketing (1)
Kit Tsui ....................  48     Director of Finance, Chief Financial Officer and Secretary

------------
(1) Mr. Talreja resigned from the Company effective as of April 24, 1998.

     Mr. Perich joined the Company in September 1985 as Director, Sales. In September 1992, Mr. Perich became Senior Vice President, Worldwide Sales. Mr. Perich was a co-founder of Costar Incorporated, a manufacturer's representative organization for high technology products, where he served as partner from October 1979 to September 1985. From September 1972 until September 1979, Mr. Perich served in several sales management roles at Siliconix Inc., a specialty semiconductor manufacturer.

     Mr. Martinella joined the Company in May 1994 as Director, VLSI Engineering. In December 1995, Mr. Martinella became Vice President, Engineering. From June 1990 to April 1994, Mr. Martinella served in various engineering and management positions at Weitek, a microchip manufacturer. In addition, Mr. Martinella was an engineer at National Semiconductor, a semiconductor manufacturer, from June 1982 to June 1990.

     Mr. Talreja joined the Company in March 1996 as Vice President, Marketing and resigned from the Company effective April 24, 1998. From June 1994 to February 1996, Mr. Talreja was Director, Marketing of OPTi, Inc., an ASIC design company. From April 1991 to May 1994, Mr. Talreja was Marketing Manager of Cirrus Logic, Inc., a diversified semiconductor company. From June 1988 to March 1991, Mr. Talreja was Vice President, Marketing of Able Communications, a private telecommunications company. From January 1984 to May 1988, Mr. Talreja was Marketing Manager of Siemens Semiconductor, a semiconductor company. From January 1979 to April 1988, Mr. Talreja was Product Marketing Manager of Inmos Corporation, an ASIC design company.

     Ms. Tsui joined the Company in November 1982 as its Accounting Manager. Ms. Tsui was promoted to Director of Finance in February 1990, became Acting Chief Financial Officer and Secretary in December 1996 and became Chief Financial Officer in July 1997.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and with the National Association of Securities Dealers. Such officers, directors, and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to the Last Fiscal Year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the Last Fiscal Year, all Section 16(a) filing requirements applicable to the Company's officers, directors and 10% shareholders were complied with.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the
Company's Chief Executive Officer and each of the three other most highly compensated individuals who served as executive officers of the Company at fiscal year end (the "Named Officers") and (iv) all individuals who served as directors or executive officers at fiscal year end as a group:

                                                                       Shares Beneficially
                                                                           Owned(1)(2)
                                                                     ------------------------
                               Name                                     Number       Percent
------------------------------------------------------------------   -----------   ----------
The TWC Group, Inc.(3) ...........................................    1,171,800        8.95%
   865 South Figueroa Street
   Los Angeles, CA 90017
Thinh Q. Tran(4) .................................................      908,824         6.9%
Silvio Perich(5) .................................................      150,146         1.1
Jacques Martinella(6) ............................................       44,922            *
Prem Talreja(7)(8) ...............................................       25,233            *
Dan Chen (9) .....................................................      118,965            *
William J. Almon(10) .............................................       22,250            *
William Wang(11) .................................................        7,500            *
All Directors and Executive Officers at fiscal year end as a group
 (8 persons)(12) .................................................    1,329,481          10%

------------
   * Less than 1%.
 (1) The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days of April 15, 1998 through the exercise of any stock option or other right.

 (2) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Unless otherwise noted, the address for all persons shall be the principal executive office of the Company.

 (3) Based solely upon filings made by such shareholder with the Securities and Exchange Commission.

 (4) Includes 391,333 shares issuable upon exercise of outstanding options which were exercisable at April 15, 1998 or within sixty (60) days thereafter.

 (5) Includes 147,416 shares issuable upon the exercise of outstanding options which were exercisable at April 15, 1998 or within sixty (60) days thereafter.

 (6) Includes 44,922 shares issuable upon the exercise of outstanding options which were exercisable at April 15, 1998 or within sixty (60) days thereafter.

 (7) Includes 24,500 shares issuable upon the exercise of outstanding options which were exercisable at April 15, 1998 or within sixty (60) days thereafter.

 (8) Mr. Talreja resigned from the Company effective as of April 24, 1998.

 (9) Dr. Chen left the employ of the Company in November 1997.

(10) Includes 11,250 shares issuable upon the exercise of outstanding options which were exercisable at April 15, 1998 or within sixty (60) days thereafter.

(11) Includes 7,500 shares issuable upon the exercise of outstanding options which were exercisable at April 15, 1998 or within sixty (60) days thereafter.

(12) Includes 658,927 shares issuable upon the exercise of outstanding options held by eight (8) officers and directors which were exercisable at April 15, 1998 or within sixty (60) days thereafter.

Executive Compensation

     The following table shows, as to each of the Named Officers, information concerning compensation paid for services to the Company in all capacities during the three fiscal years ended January 31, 1998:

                                            Summary Compensation Table

                                                                                        Long-Term Compensation
                                                     Annual Compensation                        Awards
                                           ---------------------------------------   ----------------------------
                                                                                      Securities
                                 Fiscal                                               Underlying      All Other
 Name and Principal Position      Year           Salary                Bonus          Options(#)     Compensation
-----------------------------   --------   ------------------   ------------------   ------------   -------------
Thinh Q. Tran ...............    1998         $  215,816                   --           320,000          --
 Chairman of the Board,          1997            186,923                   --                --          --
 President and Chief             1996            179,654                   --           120,000          --
 Executive Officer

Silvio Perich ...............    1998         $  131,250            $  11,299 (1)        35,000          --
 Senior Vice President,          1997            103,769               57,621 (1)            --          --
 Worldwide Sales                 1996            100,000               69,854 (1)        50,000          --

Jacques Martinella. .........    1998         $  136,500            $  27,100 (2)        50,000          --
 Vice President, Engineering     1997            127,261               10,000 (2)            --          --
                                 1996            111,840                   --            13,882          --

Prem Talreja (3). ...........    1998         $  131,250            $  33,612 (4)        30,000          --
 Vice President, Marketing       1997            106,846 (5)               --            40,000          --
                                 1996                 --                   --                --

Dan Chen(6) .................    1998         $  119,680 (7)               --                --          --
 Vice President, Engineering     1997             83,368 (7)               --           160,400          --
                                 1996                 --                   --                --          --

------------
(1) Represents total amount of commission paid to Mr. Perich for such fiscal year.

(2) Represents a performance bonus paid to Mr. Martinella for such fiscal year.

(3) Mr. Talreja resigned from the Company effective as of April 24, 1998.

(4) Represents a performance bonus paid to Mr. Talreja for the fiscal year ended January 31, 1998.

(5) Mr. Talreja joined the Company in March 1996. This amount represents the total amount of salary paid to Mr. Talreja for the fiscal year ended January 31, 1997.

(6) Dr. Chen joined the Company in May 1996 and left the employ of the Company in November 1997.

(7) This amount represents the total amount of salary paid to Mr. Chen for such fiscal year.

     The following table shows, as to each of the Named Officers, option grants during the Last Fiscal Year and the potential realizable value of options, assuming 5% and 10% appreciation, at the end of their term:

                               Individual Grants


                                                                                                  Potential Realizable
                                                                                                       Value at
                                     Number of            % of Total                            Assumed Annual Rates of
                                    Securities         Options Granted                                   Stock
                                    Underlying         to Employees in   Exercise   Expiration  ------------------------
            Name                  Options Granted       Fiscal Year(1)     Price       Date        5%(2)       10%(2)
---------------------------- ------------------------ ----------------- ---------- ------------ ----------- ------------
Thinh Q.Tran ...............          120,000 (3)(4)         5.37%       $  2.31     4/22/07     $174,330  $  441,785
                                       62,459 (3)(4)         2.79           2.31     4/22/07       90,737     229,946
                                      297,541 (3)(4)        13.31           2.31     4/22/07      432,252   1,095,411
                                      320,000 (3)           14.31           2.31     4/22/07      464,879   1,178,094

Silvio Perich ..............           20,000 (3)(4)         0.89           2.31     4/22/07       29,055      73,631
                                       30,000 (3)(4)         1.34           2.31     4/22/07       43,582     110,446
                                       50,000 (3)(4)         2.24           2.31     4/22/07       72,637     184,077
                                       70,000 (3)(4)         3.13           2.31     4/22/07      101,692     257,708
                                       35,000 (3)            1.57           2.31     4/22/07       50,846     128,854

Jacques Martinella .........            3,882 (3)(4)         0.17           2.31     4/22/07        5,640      14,292
                                       10,000 (3)(4)         0.45           2.31     4/22/07       14,528      36,815
                                       10,000 (3)(4)         0.45           2.31     4/22/07       14,527      36,815
                                       22,500 (3)(4)         1.01           2.31     4/22/07       32,687      82,835
                                       50,000 (3)            2.24           2.31     4/22/07       72,637     184,077

Prem Talreja ...............           40,000 (3)(4)         1.79           2.31     4/22/07       58,110     147,262
                                       30,000 (3)            1.34           2.31     4/22/07       43,582     110,446

Dan Chen ...................                0                  --             --          --           --          --
                                      -------               -----        -------     -------     --------   ---------

------------
(1) The Company granted options representing 2,235,779 shares to employees in the Last Fiscal Year under the Company's 1994 Stock Plan including
    1,167,779 options granted in exchange for the cancellation of the same number of outstanding options as of April 22, 1997 on a one-for-one basis pursuant to the Exchange Program.

(2) The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock price.

(3) These options were granted under the Company's 1994 Stock Plan and have exercise prices equal to the fair market value on the date of grant. The options become exercisable cumulatively over a period of five (5) years at the rate of twenty percent (20%) of the shares one (1) year after the vesting commencement date specified in the grants and one-sixtieth ( 1/60 ) of the shares each month thereafter for the next four (4) years. The options expire ten (10) years from the date of grant. The 1994 Stock Plan is currently administered by the Board of Directors, except for grants to executive officers, which are administered by the Compensation Committee. The Board of Directors and the Compensation Committee have broad discretion and authority to amend outstanding options and to reprice options, whether through an exchange of options or an amendment thereto. Grants under the Stock Plan are made at the discretion of the Board of Directors; accordingly, future grants under the Stock Plan are not yet determinable.

(4) Grants of stock options pursuant to the Exchange Program in exchange for the cancellation of outstanding stock options.

     The following table shows, as to each of the Named Officers, information concerning options exercised during the Last Fiscal Year and the value of options held at fiscal year end:

                                       Aggregated Option Exercises in Last Fiscal Year and
                                                  Fiscal Year-End Option Values

                                                                     Number of Securities              Value of Unexercised
                                 Shares                             Underlying Unexercised           In-the-money Options at
                                                                  Options at Fiscal Year End            Fiscal Year End(1)
                              Acquired on     Value Realized    -------------------------------   ------------------------------
            Name              Exercise(#)           ($)          Exercisable     Unexercisable     Exercisable     Unexercisable
---------------------------- -------------   ----------------   -------------   ---------------   -------------   --------------
Thinh Q. Tran ..............         --                --       281,333             518,667       $247,010        $455,390
Silvio Perich ..............         --                --       132,666              72,334        116,481          63,509
Jacques Martinella .........         --                --       30,882               65,500         27,114          57,509
Prem Talreja ...............         --                --       14,666               55,334         12,877          48,583
Dan Chen ...................     68,200           368,280           --                   --             --              --

------------
(1) Calculated by determining the difference between the closing price of the securities underlying the options at January 31, 1998 ($3.188) as reported on the Nasdaq National Market and the exercise price of the options.

Report of the Compensation Committee of the Board of Directors

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company's employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

     The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively, the "Executive Officers") should be influenced by the Company's performance. The Committee establishes the salaries of all of the Executive Officers by considering (i) the Company's financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer's area of responsibility, (iii) the salaries of executive officers in similar positions of comparably-sized companies and (iv) the relationship between revenue and executive officer compensation. The Committee believes that the Company's executive officer salaries in the last fiscal year were comparable in the industry for similarly-sized business.

     In addition to salary, the Committee, from time to time, grants options to Executive Officers. The Committee thus views stock option grants as an
important component of its long-term, performance-based        compensation
philosophy. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit shareholders. As such, options are granted at the current market price. One of the principal factors considered in granting stock options to an Executive Officer is the Executive Officer's ability to influence the Company's long-term growth and profitability.

     Chief Executive Officer Compensation

     Thinh Q. Tran, in his capacity as the Chief Executive Officer, participates in the same compensation programs as the other Named Officers. The Compensation Committee has targeted Mr. Tran's total compensation, including compensation derived from the stock option plan, at a level it believes is competitive with the average amount paid by other multimedia software and hardware companies with similar revenues and growth rates.

     Mr. Tran's annual base salary was increased from approximately $187,000 to $216,000 in fiscal 1998 primarily based on his efforts to improve Company performance during fiscal 1998. In particular, the Compensation Committee based its decision on Mr. Tran's efforts to increase revenues and market share in an increasingly competitive market, including contributions to continued releases of new products and product updates. The Compensation Committee also considered the need to offer Mr. Tran a competitive salary in order to retain him in a geographic market where demand for qualified Chief Executive Officers is intense. The Committee believes the stock option grant to Mr. Tran during fiscal 1998 is competitive in the industry and a necessary retention component.

     Stock Option Exchange

     In April 1997, the Board of Directors offered to all employees (including the Named Officers) the opportunity to cancel outstanding stock options with exercise prices in excess of $2.31 per share (the fair market value of the common stock at that time) in exchange for options exercisable at $2.31 per share which were otherwise identical to the canceled options except for an initial 6-month window in which no options could be exercised. The option exchange was an acknowledgment of the importance to the Company of having equity incentive in the hands of key employees. Stock options which are "out of the money" provide no particular compensatory incentive if an employee is considering alternative opportunities. The Committee decided to include the Named Officers in the exchange because of the importance of their administrative and technical leadership to the success of the Company's business.

     The following table sets forth all exchange and repricings of officer stock options since the Com-pany's initial public offering in May 1986.

                                            Ten-Year Option Repricings Table

                                                                                                          Length of
                                                                   Market                                  Original
                                                  Number of       Price of                                Option Term
                                                  Securities      Stock of                               Remaining at
                                                 Underlying/      Time of                                   Date of
                                                     SARs        Repricing                     New       Repricing or
                                                 Repriced or         or        Original     Exercise        Amended
                                    Date of        Amended        Amended        Price        Price     ---------------
        Name and Position          Repricing         (#)            ($)           ($)          ($)       Year     Month
--------------------------------- -----------   -------------   -----------   ----------   ----------   ------   ------
Martinella, Jacques                4/22/97          10,000           2.31         5.5          2.31       7        9
Vice President,                    4/22/97          22,500           2.31         4.88         2.31       3        4
Engineering                        4/22/97           3,882           2.31         4.25         2.31       8        1
                                   4/22/97          10,000           2.31         4.38         2.31       8        6

Perich, Silvio                     4/22/97          70,000           2.31         4.25         2.31       1        3
Senior Vice President              4/22/97          30,000           2.31         3.75         2.31       2        4
Worldwide Sales                    4/22/97          20,000           2.31         4.88         2.31       3        4
                                   4/22/97          50,000           2.31         4.38         2.31       8        6
                                    7/2/92          80,000           4.25         3.38         4.25       0        1

Talreja, Prem                      4/22/97           40,00           2.31         8.75         2.31       9        0
Vice President Marketing

Tran, Thinh                        4/22/97         297,541           2.31         4.88         2.31       7        4
Chairman of the Board,             4/22/97          62,459           2.31         4.88         2.31       7        4
President and Executive Officer    4/22/97         120,000           2.31         4.38         2.31       8        6
                                    7/2/92          40,000           4.25         8.5          4.25       2        7

Tsui, Kit                          4/22/97           5,000           2.31         5.5          2.31       7        9
Director of Finance, Chief         4/22/97           5,000           2.31         3.5          2.31       2        3
Financial Officer and Secretary    4/22/97           5,000           2.31         3.75         2.31       2        4
                                   4/22/97           1,591           2.31         4.25         2.31       8        1
                                   4/22/97           5,000           2.31         4.38         2.31       8        6
                                   4/22/97           5,000           2.31         5.63         2.31       8        8
                                   4/22/97          15,000           2.31         7.63         2.31       9        6
                                  10/17/90          12,000           4.75         8.38         4.75       5        2

               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                               William J. Almon
                                 William Wang

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of William J. Almon and William Wang, each of whom is an independent, non-employee director. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Company Stock Price Performance

     The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the five-year period beginning January 29, 1993 and ending January 30, 1998 for the Company, the CRSP Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and the CRSP Index for Computer Manufacturers' Stocks (the "Nasdaq Computer Manufacturers' Index"). The graph assumes that $100 was invested in the Company's Common Stock on January 29, 1993 and in the Nasdaq Index and the Nasdaq Computer Manufacturers' Index on January 29, 1993. Note that historic stock price performance is not necessarily indicative of future stock price performance.

Comparison of Five-Year Cumulative Total Returns

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                       1/29/93   1/31/94   1/31/95   1/31/96   1/31/97   1/30/98
Sigma Designs, Inc.                     100.0     219.2     101.9     118.3     155.8      49.0
Nasdaq Stock Market                     100.0     115.0     109.7     155.1     203.3     240.4
Nasdaq Computer Manufacturers Stocks    100.0      94.6      96.8     156.5     227.9     276.6

Notes:

     A. The lines represent yearly index levels derived from compounded daily returns that include all dividends.

     B. If the yearly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     C. The index level for all series was set to $100.0 on 01/29/93.

     The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement (or any portion thereof) into any filing under the Securities Act of 1993 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporated this performance by reference, and shall not otherwise by deemed filed under such Acts.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

                                        FOR THE BOARD OF DIRECTORS


                                        Thinh Q. Tran
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer
Dated: May 15, 1998

                                   APPENDIX A

PROXY                          SIGMA DESIGNS, INC.                         PROXY
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  June 12, 1998


     The undersigned shareholder of Sigma Designs, Inc. (the "Company"), hereby appoints Thinh Q. Tran and Kit Tsui and each of them, with power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all the shares of Common Stock of the Company held of record by the undersigned on April 15, 1998, at the 1998 Annual Meeting of Shareholders of the Company to be held on Friday, June 12, 1998 at 2:00 p.m., local time, at the Company's principal executive offices at 46501 Landing Parkway, Fremont, California 94538, and any adjournments or postponements thereof.

                 (Continued, and to be signed on the other side)

                            - FOLD AND DETACH HERE -

                                                  WITHHOLD
                                   FOR              ALL
1. ELECTION OF DIRECTORS:          [ ]              [ ]
   Nominees: Thinh Q. Tran,
   William J. Almon and
   William Wang


   INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

   -----------------------------------------------------------------------------

                                                                                         [X]   Please mark
                                                                                               your votes
                                                                                                 as this

                                                                                     FOR  AGAINST  ABSTAIN
2. Amendment  to  1984  Employee  Stock  Purchase  Plan, as amended, in order to     [ ]    [ ]      [ ]
   increase  the  number  of  shares  of  Common  Stock  issuable  thereunder by
   100,000 to a total of 300,000.

3. APPOINTMENT OF INDEPENDENT AUDITORS                                               [ ]    [ ]      [ ]
   To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 1999.

4. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof.

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposals 1, 2 and 3. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement dated May 15, 1998 and 1998 Annual Report to Shareholders.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.


Signature(s)                                           Dated              , 1998
            ------------------------------------------       -------------

Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership please sign in partnership name by an authorized person.

                            - FOLD AND DETACH HERE -